Exhibit 10.12

AMENDMENT TO AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I. THE PARTIES TO THIS AGREEMENT

This Amendment to Amended and Restated Inventory Financing and Security Agreement (“Agreement”) is effective as of 12/30/2015, and is made by and among the following parties:

A.	Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank (“Bank”), with its principal executive offices located at 6985 Union Park Center, Midvale, Utah 84047; and

B.	Ally Financial, a Delaware entity (“Ally’’) with a local business office currently located at 5208 Tennyson Parkway, Suite 120, Plano, TX 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”); and

C.	Carvana, LLC, an Arizona limited liability company, with its principal executive office currently located at 4020 East Indian School Road, Phoenix, AZ 85018 (“Dealership”).

II. THE RECITALS

The essential facts relied on by Bank, Ally and Dealership as true and complete, and giving rise to this Agreement, are as follows:

A.	The Ally Parties and the Dealership are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of July 27, 2015, as this agreement may have been amended from time to time, including by the letter agreement dated 12/30/2015, by and among each of the Ally Parties, the Dealership, Ernest C. Garcia II and 2014 Fidel Family Trust dated June 16, 2014 (the “IFSA”).

B.	The parties to this Agreement desire to amend the IFSA as outlined in this Agreement.

III. THE AGREEMENT

In consideration of the premises and the mutual promises in this Agreement, which are acknowledged to be sufficient, Bank, Ally and Dealership agree to the following:

A.	Capitalized words used, but not defined, in this Agreement have the meanings given to them in the IFSA.

B.	Section III.A.3. of the IFSA is amended and restated in its entirety as follows:

Amount of the Credit Line. The aggregate amount of credit available pursuant to this Agreement (the “Credit Line”) is $125,000,000.00.

C.	Section III.G.6. of the IFSA is amended and restated in its entirety as follows:

Maintain a minimum net worth of at least $30,000,000.00.

D.	In connection with the Dealership’s request to extend their commitment to provide financing, each of the Ally Parties commits to provide Inventory Financing to Dealership until the 364th calendar day (inclusive) from the effective date of this Agreement (“Revised Day 364”). At least 45 calendar days before Revised Day 364, Dealership may request the Ally Parties to extend this commitment by an additional 364 calendar day period, and the Ally Parties, in their sole discretion, may extend this commitment by an additional 364 day period. If the Ally Parties extend this commitment by an additional 364 day period, then, at least 45 calendar days before the second anniversary of Revised Day 364, Dealership may request the Ally Parties to extend this commitment by an additional 364- day period, and the Ally Parties may, in their sole discretion, extend this commitment by an additional 364-day period.

E.	The IFSA is effective until terminated upon the earlier of: Revised Day 364 (or such subsequent anniversaries of that date for which the Ally Parties have granted a commitment extension pursuant to Section III.A.2(a)) of the effective date of this Agreement; an event of Default, at the non-defaulting party’s option exercised by sending written notice of termination to the defaulting party; or the parties mutually agree in writing to terminate the Agreement. Termination will not relieve any party from any duty or obligation incurred, or right, waiver, modification, or benefit bestowed, prior to the effective date of the termination.

F.	Notwithstanding the provisions of Section III.B.7, the Dealership will pay the Ally Parties a commitment fee equal to [***] (Assumes a December 31, 2015 closing date. Subject to change should closing date change).

G.	All other provisions of the IFSA and all other agreements between each of the Ally Parties and the Dealership will remain unchanged and in full force and effect as written.

H.	If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

I.	This Agreement:

1.	May be modified only by a writing signed by all parties.

2.	May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

[***]	Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

3.	Binds and inures to the benefit of the parties’ respective successors and assigns.

4.	Constitutes the entire agreement of the parties with respect to its subject matter.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative effective the date first written above

Ally Bank		Carvana, LLC

By:	/s/ Stephen B. Gambrel	By:	/s/ Ernie Garcia

Print Name:	Stephen B. Gambrel	Print Name:	Ernie Garcia

Title:	Asst Secretary	Title:	President

Date:	12/30/2015	Date:	12/30/15

Ally Financial

By:	/s/ Stephen B. Gambrel

Print Name:	Stephen B. Gambrel

Title:	Asst Secretary

Date:	12/30/2015

4